UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW, Suite 100, Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant

On June 5, 2003, upon the recommendation of the Audit Committee of the Board of Directors of eOn Communications Corporation (the “Company”), the Board of Directors decided to no longer engage Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor, and engaged Grant Thornton, LLP (“Grant Thornton”) to serve as the Company’s independent auditor for the fiscal year ending July 31, 2003.

Deloitte’s reports on the Company’s consolidated financial statements for each of the fiscal years ended July 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s report on the Company’s consolidated financial statements for 2002 was issued on an unqualified basis in conjunction with the publication of the Company’s 2002 Annual Report and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

During the Company’s fiscal years ended July 31, 2002 and 2001, and the subsequent interim period through June 5, 2003, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company’s consolidated financial statements for such fiscal years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal years ended July 31, 2002 and 2001, or the subsequent interim period through June 5, 2003.

The Company has provided Deloitte with a copy of the foregoing disclosures. A copy of Deloitte’s letter to the Securities and Exchange Commission dated June 11, 2003, stating Deloitte’s agreement with such statements, is filed as Exhibit 16.1 to this report.

During the Company’s fiscal years ended July 31, 2002 and 2001, and the subsequent interim period through June 5, 2003, the Company did not consult Grant Thornton regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 11, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 11, 2003.

EON COMMUNICATIONS CORPORATION

By:	/s/ TROY E. LYNCH

Troy E. Lynch President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 11, 2003.